As filed with the Securities and Exchange Commission on August 2, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OILSANDS QUEST INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0461154 (I.R.S. Employer Identification Number)

800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5
(403) 263-1623

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garth Wong
Chief Financial Officer
Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5
(403) 263-1623

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Foley, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS		PROPOSED MAXIMUM	PROPOSED MAXIMUM
OF SECURITIES TO	AMOUNT TO BE	OFFERING PRICE	AGGREGATE OFFERING	AMOUNT OF
BE REGISTERED	REGISTERED	PER UNIT	PRICE	REGISTRATION FEE
Common Stock (including share purchase rights)	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Subscription Receipts	—	—	—	—
Total Common Stock, Warrants, Units and Subscription Receipts	(1)	(1)	$500,000,000	$35,650(2)
Common Stock	17,188,058	$0.57(3)	$9,797,194	$699
Total			$509,797,194	$36,349(2)

(1)
Such indeterminate amount of securities as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $500,000,000. Separate consideration may or may not be received for securities that are issuable upon exercise of warrants or that are issued in units with other securities registered hereunder. This registration statement also covers delayed delivery contracts that may be issued by Oilsands Quest Inc. under which the party purchasing such contracts may be required to purchase common stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.  The registrant previously paid a registration fee of $27,900 with respect to securities that were previously registered pursuant to the Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-147200) filed on July 30, 2009.  No securities were sold under such Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, $27,900 is being offset against the total registration fee due for this Registration Statement.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices on July 28, 2010, as reported by the NYSE AMEX.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 2, 2010

Base Shelf Prospectus

COMMON STOCK
WARRANTS
UNITS
SUBSCRIPTION RECEIPTS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  We may offer and sell shares of our common stock, warrants, units and/or subscription receipts from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.   The aggregate initial offering price of the securities sold by us will not exceed $500,000,000.  We will describe the specific terms and manner of offering of our shares of common stock, warrants, units and/or subscription receipts by providing a prospectus supplement each time we offer and issue our securities. The applicable prospectus supplement will provide information about the terms of the common stock and warrants, which may be offered as a unit, and the subscription receipts, and may add, update or change other information contained in this prospectus.

This prospectus also relates to the resale by the selling shareholders described herein of up to 11,188,058 shares of our common stock issued in a private placement transaction on May 10, 2010 and up to 6,000,000 shares of our common stock issued in a private placement transaction on May 11, 2010.

The actual number of shares of common stock offered by the selling shareholders in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).

The securities offered by us in this prospectus may be offered directly, through agents designated from time to time by us, or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by us in this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement.

The selling shareholders may sell securities from time to time in the principal market on which the securities are traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these securities.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the NYSE AMEX under the symbol “BQI”. The last reported sales price per share of our common stock as reported by the NYSE AMEX on July 30, 2010 was $0.55.   Unless otherwise specified in the applicable prospectus supplement, the warrants, the units and the subscription receipts will not be listed on any

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national securities exchange.  There is no market through which these securities may be sold and investors may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement, which may affect the pricing of such securities in the secondary market, the transparency and the availability of trading prices and liquidity.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________, 2010.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
OILSANDS QUEST INC.	1
DOCUMENTS INCORPORATED BY REFERENCE	1
WHERE YOU CAN FIND MORE INFORMATION	2
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	3
USE OF PROCEEDS	4
SELLING SHAREHOLDERS	4
PLAN OF DISTRIBUTION	6
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF WARRANTS AND UNITS	12
DESCRIPTION OF SUBSCRIPTION RECEIPTS	12
LEGAL MATTERS	13
EXPERTS	13
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	13

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell any amount of our securities described in this prospectus from time to time and in one or more offerings with a maximum aggregate offering price of $500,000,000.  This prospectus also relates to the resale by the selling shareholders described herein of up to 11,188,058 shares of our common stock issued in a private placement transaction on May 10, 2010 and up to 6,000,000 shares of our common stock issued in a private placement transaction on May 11, 2010.  Each time we offer and issue our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of the offering. Each prospectus supplement may also add, update or change information contained in this prospectus. Before investing in any securities, you should carefully read this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Documents Incorporated by Reference.”  You should also review the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, and any free writing prospectus, or the documents incorporated by reference herein or therein, prepared by or on behalf of us is accurate only as of the date such information is presented. Our business, financial condition, plan of operations and prospects may have subsequently changed.

When we use the terms “Oilsands Quest,” the “Company,” “we,” “us,” “our,” or “OQI,” we are referring to Oilsands Quest Inc. and its subsidiaries, unless the context otherwise requires.

OILSANDS QUEST INC.

The Company operates through its subsidiary corporations. Our primary operating subsidiary is Oilsands Quest Sask Inc. (“OQI Sask”), an Alberta corporation. OQI Sask was established as an operating subsidiary of the Company primarily to explore for and develop oil sands deposits in the provinces of Saskatchewan and Alberta.  We currently own 100% of the issued and outstanding voting common shares of OQI Sask following the acquisition of the noncontrolling (minority) interest of OQI Sask on August 14, 2006.

We have generated no revenue. We have used significant funds in operations, and expect this trend to continue for the foreseeable future. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.

Our principal offices are located at 800, 326 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, and our telephone number is (403) 263-1623. We are a Colorado corporation. Our website is www.oilsandsquest.com. Our website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934, as amended (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed), prior to the termination of this offering.

●	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2010 (filed July 13, 2010; amended on July 21, 2010).

●	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

May 13, 2010	(May 14, 2010)
July 6, 2010	(July 9, 2010)
July 13, 2010	(July 14, 2010)

●
Those portions of our Definitive Proxy Statement on Schedule 14A (filed on August 28, 2009) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 30, 2009 (filed on July 30, 2009).

●	The description of our common stock set forth in our Registration Statement on Form 10-SB (filed October 14, 1999), as amended by Form 8-A (filed March 13, 2006 and August 23, 2006).

The above information incorporated by reference has also been filed with the securities regulatory authorities in each of the provinces of Canada except Québec.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus.  You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing the following individual at the Company or calling the following individual of the Company at the following address and telephone number:

Vice President, Legal
Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5
Telephone No.:  (403) 263-1623
Facsimile No.:  (403) 263-9812

Copies of these reports and documents are also available on our website at http://www.oilsandsquest.com. Our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with or incorporated by reference into the registration statement at the locations listed below.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. We also file reports and other information with the securities regulatory authorities in each of the provinces of Canada except Québec. These documents are electronically available at http://www.sedar.com.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable securities laws. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

●	the amount and nature of future capital, development and exploration expenditures;

●	the timing of exploration activities;

●	business strategies and development of our business plan and drilling programs; and

●	potential reservoir recovery optimization processes.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as references to Oilsands Quest’s drilling program, geophysical programs, reservoir field testing and analysis program, preliminary engineering and economic assessment program for a first commercial project, and the timing of such programs are based on the opinions and estimates of management and the Company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the Company’s resources are located and risks associated with the Company’s ability to implement its business plan. The Company’s views about the restatement, its remediation of a material weakness in its controls, its financial condition, performance and other matters also constitute “forward-looking statements”. These forward-looking statements are subject to risks and uncertainties including, but not limited to, the results and effect of the Company’s review of its accounting practices, potential delisting of our common stock on the NYSE Amex or cease trade orders by regulatory authorities; potential claims and proceedings relating to the adjustments to the Company’s financial statements or its accounting practices, including shareholder litigation and action by the SEC or other governmental agencies which could result in civil or criminal sanctions against the Company and/or certain of its current or former officers, directors and/or employees; and negative tax or other implications for the Company resulting from the accounting adjustments and other factors detailed from time to time in the Company’s filings under the Exchange Act. Many of these risks and uncertainties are beyond the control of the Company. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

The risks and uncertainties set forth above are not exhaustive.  Readers should refer to our Annual Report on Form 10-K and other documents incorporated by reference in this prospectus, which are available at www.sec.gov and at www.sedar.com for a detailed discussion of these risks and uncertainties and details regarding the location and extent of our land holdings.

RISK FACTORS

An investment in our securities has a high degree of risk.  You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which is incorporated by reference in this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for: general corporate purposes; reservoir testing and other costs associated with the development of the Axe Lake discovery; and continued exploration on our permitted lands. Specific allocations of the proceeds for such purposes have not been made at this time.  We will not receive any proceeds from the resale of securities by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth the name of each person who is offering for resale shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

	Beneficial Ownership Prior to the Offering		Number of Shares	Beneficial Ownership After the Offering(2)
Name of Beneficial Owner	Number(1)	Percentage	Offered	Number (1)	Percentage

Radian Group Inc. (Nominee Name: Ell & Co.) (3)(5)	615,200	*	70,000	545,200	*
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (Nominee Name: Finwell & Co) (3)(4)(6)	4,755,500	1.5%	540,000	4,215,500	1.3%
Dow Employees' Pension Plan (Nominee Name: Kane & Co) (3)(7)	1,390,500	*	164,000	1,226,500	*
Oregon Public Employees Retirement Fund (Nominee Name: Westcoast & Co) (3)(8)	3,120,050	1.0%	350,000	2,770,050	*
Retirement Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies (Nominee Name: Kane & Co.) (3)(9)	587,200	*	67,000	520,200	*
Lockheed Martin Corporation Master Retirement Trust (Nominee Name ELL & Co.) (3)(10)	2,704,000	*	350,000	2,354,000	*
UTA Asset Management Corp. (Registered Holder: Roytor & Co.) (11)	6,000,000	1.9%	6,000,000	0	*
Classic Fund SPC Canadian SPF (11)	383,445	*	383,445	0	*
Classic Fund Special Situation (11)	287,179	*	287,179	0	*
Classic Fund Absolute Return Fund (11)	253,428	*	253,428	0	*
Salida Multi Strategy Hedge Fund (11)	2,706,000	*	2,706,000	0	*
BTR Global Energy Trading Limited (11)	951,000	*	951,000	0	*
BTR Strategic Growth Fund (11)	1,301,300	*	1,301,300	0	*
TD Managed Account #39 6B7147E (12)	2,000,000	*	2,000,000	0	*
Wallington Investment Holdings, Ltd. (11)(13)	9,541,193	3.1%	1,764,706	7,776,487	2.5%
Total	36,595,995	11.7%	17,188,058	19,407,937	6.2%
_____________________

*  Less than 1%

(1) The beneficial ownership of the common stock by the selling shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power, and also any shares which the selling shareholder has the right to acquire within 60 days.  Percentages are based on 312,496,101 shares issued and outstanding at the close of business on July 27, 2010.

(2) Assumes that all securities registered will be sold.

(3) Based upon information provided to the Company by the selling shareholder, Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.  After reasonable inquiry, the natural person(s) who exercise voting and/or dispositive and investing powers with respect to this entity is not known to the Company.

(4) Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio is an affiliate of a limited purpose broker-dealer firm.  Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio acquired the securities reflected in the table above as a stockholder and for its own account, and did not have any arrangements or understandings with any person to distribute the securities.

(5) Includes 162,000 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 336,300 exchange traded listed shares of common stock and warrants to acquire 46,900 shares of common stock at a price of $1.10 per share.

(6) Includes 1,176,000 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 2,649,500 exchange traded listed shares of common stock and warrants to acquire 390,000 shares of common stock at a price of $1.10 per share.

(7) Includes 307,000 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 752,000 exchange traded listed shares of common stock and warrants to acquire 167,500 shares of common stock at a price of $1.10 per share.

(8) Includes 800,000 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 1,727,200 exchange traded listed shares of common stock and warrants to acquire 242,850 shares of common stock at a price of $1.10 per share.

(9) Includes 137,500 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 334,200 exchange traded listed shares of common stock and warrants to acquire 48,500 shares of common stock at a price of $1.10 per share.

(10) Includes 394,100 shares of common stock acquired from the Company in a private placement transaction on December 23, 2009, 1,727,700 exchange traded listed shares of common stock and warrants to acquire 232,200 shares of common stock at a price of $1.10 per share.

(11) The natural person(s) who exercise voting and/or dispositive and investing powers are the following individuals: UTA Asset Management Corp. is controlled by Dean Prodan; Classic Fund SPC Canadian SPF is controlled by Courtenay Wolfe; Classic Fund Special Situation is controlled by Courtenay Wolfe; Classic Fund Absolute Return Fund is controlled by Courtenay Wolfe; Salida Multi Strategy Hedge Fund is controlled by Courtenay Wolfe; BTR Global Energy Trading Limited is controlled by Courtenay Wolfe; BTR Strategic Growth Fund is controlled by Courtenay Wolfe; and Wallington Investment Holdings, Ltd. is controlled by Paul Caland.

(12) After reasonable inquiry, the natural person(s) who exercise voting and/or dispositive and investing powers with respect to this entity is not known to the Company.

(13)  Includes warrants to acquire 1,083,150 shares of common stock.

PLAN OF DISTRIBUTION

OFFERING BY US

General

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements:

●	to or through one or more underwriters or dealers;

●	through agents;

●	directly to one or more purchasers, including our affiliates;

●	directly to shareholders;

●	through any combination of these methods of sales; or

●	in any manner, as provided in the applicable prospectus supplement.

The securities may be offered and sold at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices at the time of sale; or

●	negotiated prices.

Any of the prices at which the securities are sold may be at a discount to market prices.

The prospectus supplement relating to the offer and sale of such securities will include, to the extent applicable:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities may be listed.

Unless otherwise indicated in the applicable prospectus supplement, the warrants, the units and the subscription receipts will not be listed on any national securities exchange.

Underwritten Offerings

If we use underwriters for a sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be offered to the public through underwriting syndicates represented by managing underwriters, or directly by the underwriters. Generally, the underwriters’ obligation to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than in connection with an underwriting on a best efforts basis). In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom the underwriters may acts as agents. Their compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which maybe changed from time to time) from the underwriters and/or from the purchasers for whom they act as agent.

We may agree to sell the securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities.

Direct Sales and Sales Through Agents

Offers to purchase securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement related thereto.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of securities will be set forth in the prospectus supplement, and any commission payable by us to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Other Offerings

The securities may also be sold in one or more of the following transactions:

●
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

●	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

Stabilization

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the prices of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids whereby selling concessions allowed to dealers participating in the offering  may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Indemnification and Other Relationships

Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their affiliates and associates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business for which they receive compensation.

OFFERING BY SELLING SHAREHOLDERS

We are registering the common stock issued to the selling shareholders to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the common stock.  We will bear all fees and expenses incident to our obligation to register the common stock.

The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling shareholders may also sell common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock.  All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Our authorized capital stock consists of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors.

Common Stock

As of July 27, 2010, 312,496,101 shares of our common stock were issued and outstanding (excluding 43,914,641 shares of our common stock reserved for issuance upon exercise of outstanding options under option plans and warrants, and 1,388,567 shares of common stock reserved for issuance on settlement of debt of a former subsidiary), and there were 207 holders of record of our common stock (excluding persons who hold our common stock in brokerage accounts and otherwise in “street name”).  In addition, pursuant to our Reorganization Agreement with OQI Sask dated August 14, 2006, we are required to issue up to 75,736,173 shares of our common stock for all of the  Exchangeable Shares (including warrants and options to acquire) issued at closing.  As of July 27, 2010, 43,786,349 Exchangeable Shares have already been exchanged for shares of our common stock and up to an additional 31,949,824 Exchangeable Shares may be exchanged for shares of our common stock.

Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

Preferred Stock

Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult.

Our Board of Directors adopted a shareholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. At the Company’s annual shareholders meeting held on October 30, 2006, the shareholders adopted the shareholders rights plan. This shareholders rights plan could have the effect of discouraging, delaying or preventing an acquisition.

In addition, the Company has designated one preferred share as Series B Preferred Stock (the “Series B Preferred Share”), which is held by Computershare Trust Company of Canada (“CTC”). The one Series B Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to the Company’s shareholders. The Exchangeable Shares were issued by OQI Sask as part of the reorganization, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of the Company’s common stock. An Exchangeable Share of OQI Sask provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of the Company’s common stock. CTC will vote the one Series B Preferred Share as indicated by the individual holders of Exchangeable Shares of OQI Sask.

DESCRIPTION OF WARRANTS AND UNITS

In May 2009, we issued warrants that entitle the purchaser to purchase one share of common stock for a price of US$1.10 at any time on or prior to May 12, 2011.

We may in the future issue additional warrants to purchase our common stock. Warrants may be issued independently or together with shares of our common stock, and sold as units, and may be attached to or separate from the securities. The warrants will be issued under warrant agreements as detailed in the prospectus supplement relating to warrants being offered. The applicable prospectus supplement will describe the material terms of the warrants.

We may issue units consisting of shares of common stock and warrants. The shares and warrants may be attached to or separate from each other, even though sold as a unit. The applicable prospectus supplement will describe the material terms of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

From time to time, subscription receipts may be offered and sold under this prospectus. Subscription receipts may be offered separately or together with shares of our common stock. The subscription receipts will be issued under a subscription receipt agreement.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. The following sets forth certain general terms and provisions of the subscription receipts offered under this prospectus. The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable prospectus supplement.

The particular terms of each issue of subscription receipts will be described in the related prospectus supplement. This description will include, where applicable:

●	the number of subscription receipts;

●	the price at which the subscription receipts will be offered;

●	the procedure for the exchange of the subscription receipts into shares of our common stock;

●	the number of shares of common stock that may be exchanged upon exercise of each subscription receipt;

●	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

●	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

●	material tax consequences of owning the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

LEGAL MATTERS

 Certain legal matters relating to the validity of the common stock to be offered in this prospectus will be passed upon by Moye White LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Oilsands Quest Inc. as of April 30, 2010 and 2009, and for each of the years in the three-year period ended April 30, 2010 and the information included in the cumulative from inception presentations for the period from May 1, 2007 to April 30, 2010 (not separately presented), and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in our best interest with respect to actions taken in the person’s official capacity; (iii) were reasonably believed not to be opposed to our best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified. A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. We may also indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by our Articles of Incorporation, Bylaws, resolution of our shareholders or directors or in a contract.

In addition to our Articles of Incorporation, the Company entered into indemnity agreements with our officers and directors. The agreement is a contractual supplement to the corporate indemnity provisions of the Company’s Articles of Incorporation. The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable grounds to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, if the indemnitee prevails in whole or in part in such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMMON STOCK
WARRANTS
UNITS
SUBSCRIPTION RECEIPTS

Prospectus dated  __________________, 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered hereby:

SEC Registration Fee	$36,349
Legal Fees and Expenses	50,000	*
Accounting Fees and Expenses	50,000	*
Printing Expenses	25,000	*
Miscellaneous	5,000	*

TOTAL	166,349	*

*	Estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide that to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

In addition to our Articles of Incorporation, the Company entered into indemnity agreements with our officers and directors. The agreements are contractual supplements to the corporate indemnity provisions of the Company’s Articles of Incorporation. The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable grounds to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, if the indemnitee prevails in whole or in part in such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.	EXHIBITS

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	2005b Stock Option Plan.(1)

4.2	2006 Stock Option Plan.(4)

4.3	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent.(3)

4.4	Warrant indenture between Oilsands Quest Inc. and Computershare Trust Company of Canada dated December 5, 2007.(5)

4.5	Form of Warrant, dated December 12, 2005.(2)

4.6	Warrant Indenture dated May 12, 2009.(6)

4.7	Form of Registration Rights Agreement between the Company and the Investors, dated December 22, 2009.(7)

4.8†	Form of Registration Rights Agreement between the Company and the Investors, dated May 5, 2010.

5.1†	Opinion of Moye White LLP.

23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of Moye White LLP (included in Exhibit 5.1).

23.3	Power of Attorney (included on the signature page).

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
†	Filed herewith.

(1)	Incorporated by reference from Form SB-2 dated December 29, 2005.
(2)	Incorporated by reference from Form 10-QSB dated March 22, 2006.
(3)	Incorporated by reference from Form 8-A dated March 13, 2006.
(4)	Incorporated by reference herein from Form 10-KSB filed July 30, 2007.
(5)	Incorporated by reference herein from Form 8-K filed December 5, 2007.
(6)	Incorporated by reference herein from Form 8-A filed May 12, 2009.
(7)	Incorporated by reference herein from Amendment No. 4 to Form S-1 filed January 22, 2010.

ITEM 17.	UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or  in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered  to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada on August 2, 2010.

OILSANDS QUEST INC.
By:	/s/ T. Murray Wilson
T. Murray Wilson, Executive Chairman

By:	/s/ Garth Wong
Garth Wong, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Murray Wilson, Garth Wong, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ T. Murray Wilson T. Murray Wilson	Executive Chairman, President, Chief Executive Officer and Director	August 2, 2010

/s/ Garth Wong Garth Wong	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2010

/s/ Ronald Blakely Ronald Blakely	Director	August 2, 2010

/s/ Paul Ching Paul Ching	Director	August 2, 2010

/s/ Christopher H. Hopkins Christopher H. Hopkins	Director	August 2, 2010

/s/ Brian F. MacNeill Brian F. MacNeill	Director	August 2, 2010

/s/ Ronald Phillips Ronald Phillips	Director	August 2, 2010

/s/ John Read John Read	Director	August 2, 2010

/s/ Gordon Tallman Gordon Tallman	Director	August 2, 2010

/s/ Pamela Wallin Pamela Wallin	Director	August 2, 2010

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	2005b Stock Option Plan.(1)

4.2	2006 Stock Option Plan.(4)

4.3	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent.(3)

4.4	Warrant indenture between Oilsands Quest Inc. and Computershare Trust Company of Canada dated December 5, 2007.(5)

4.5	Form of Warrant, dated December 12, 2005.(2)

4.6	Warrant Indenture dated May 12, 2009.(6)

4.7	Form of Registration Rights Agreement between the Company and the Investors, dated December 22, 2009.(7)

4.8†	Form of Registration Rights Agreement between the Company and the Investors, dated May 5, 2010.

5.1†	Opinion of Moye White LLP.

23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of Moye White LLP (included in Exhibit 5.1).

23.3	Power of Attorney (included on the signature page).

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
†	Filed herewith.

(1)	Incorporated by reference from Form SB-2 dated December 29, 2005.
(2)	Incorporated by reference from Form 10-QSB dated March 22, 2006.
(3)	Incorporated by reference from Form 8-A dated March 13, 2006.
(4)	Incorporated by reference herein from Form 10-KSB filed July 30, 2007.
(5)	Incorporated by reference herein from Form 8-K filed December 5, 2007.
(6)	Incorporated by reference herein from Form 8-A filed May 12, 2009.
(7)	Incorporated by reference herein from Amendment No. 4 to Form S-1 filed January 22, 2010.